UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________
Form 8-K
 _____________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2013
   _____________________
(Exact name of registrant as specified in its charter)
  _____________________

DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.
On May 10, 2013, Air Transport Services Group, Inc. (“ATSG”) held its Annual Stockholders' Meeting (the “Annual Meeting”). At the close of business on March 13, 2013, the voting record date, there were 64,585,208 ATSG common shares outstanding and entitled to vote. At the Annual Meeting, 60,393,170, or 93%, of the outstanding common shares entitled to vote were represented by proxy or in person.

b.	(i) Directors elected at the Annual Meeting for a three year term to expire at the 2016 Annual Meeting of Stockholders:

	Number of Votes Cast:
	For	Against	Abstain	Broker Non-Votes
Richard M. Baudouin	50,635,305	627,124	141,257	8,989,484
Randy D. Rademacher	49,025,340	2,236,889	141,457	8,989,484

Other directors whose term of office continued after the Annual Meeting:

James H. Carey
John D. Geary
Joseph C. Hete
Arthur J. Lichte
J. Christopher Teets
Jeffrey J. Vorholt

(ii)	Approval of an amendment of the Certificate of Incorporation to declassify the Board and provide for the annual election of directors:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
51,193,608	175,578	34,500	8,989,484

(iii)	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of ATSG for fiscal year 2013:

Number of Votes Cast:
For	Against	Abstain
60,193,725	153,690	45,755

(iv)
Approval, on an advisory basis, of the compensation of ATSG's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for ATSG's 2013 Annual Meeting of Stockholders:

Number of Votes Cast:
For	Against	Abstain	Broker Non-Votes
36,592,795	14,275,751	535,140	8,989,484

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	May 13, 2013